Exhibit 10.3

(to be effective

upon completion of the offering)

KENEXA CORPORATION

FORM OF 2005 EQUITY INCENTIVE PLAN

SECTION 1. Purpose. The purposes of the Kenexa Corporation 2005 Equity Incentive Plan (the “Plan”) of Kenexa Corporation, a Pennsylvania corporation, or any successor entity (the “Company”) are (i) to advance the interests of the Company and its shareholders by providing a means to attract, retain, and reward employees of the Company and its subsidiaries, non-employee directors of the Company, and consultants and other persons who provide substantial services to the Company or its subsidiaries, (ii) to link compensation to measures of the Company’s performance in order to provide additional incentives to such persons for the creation of shareholder value, and (iii) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s shareholders.

SECTION 2. Definitions.

For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:

(a) “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, or is controlled by, or is under common control with such Person. For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the Person.

(b) “Award” means a grant of Options, SARs, Restricted Stock or Restricted Stock Units pursuant to the provisions of the Plan.

(c) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d) “Board” means the Board of Directors of the Company; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 3, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with administrative matters to be performed by that Committee.

(e) “Cause,” with respect to a particular Participant, means, except to the extent specified otherwise by the Board, conduct by the Participant considered in the sole discretion of the Board to not be in the best interests of the Company, including (i) the Participant’s refusal to perform or material negligence in performing duties and responsibilities to the Company, or refusal or failure to carry out reasonable directions of the Board, (ii) conduct by the Participant which may reflect adversely on the Company, (iii) the Participant’s failure to devote best efforts and loyalty to the Company, (iv) the Participant’s breach of any provision of any agreement the Participant has with the Company or its Affiliates (including any agreement regarding confidential information, trade secrets, and non competition), (v) the Participant’s commission of fraud, embezzlement, theft or other dishonesty or conviction of, or plea of nolo contendere to, any felony or crime involving dishonesty or moral turpitude, or (vi) the Participant’s drug or alcohol addiction, abuse or dependency. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f) “Change in Control” shall mean either: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding an underwritten public offering of the common stock of the Company) by shareholders of the Company, in one transaction or a series of related transactions, of fifty percent (50%) of the voting power represented by the then outstanding Common Stock to one or more Persons, (ii) the sale of substantially all the assets of the Company (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization), or (iii) the dissolution or liquidation of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h) “Committee” means a committee appointed by the Board in accordance with Section 3 of the Plan.

(i) “Director” means a member of the Board.

(j) “Disability” means a Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(l) “Fair Market Value” means, as of any date: (i) if the Shares are listed on a national or regional securities exchange or traded through The Nasdaq Stock Market, then the Fair Market Value of the Shares shall be the closing price on the relevant date for the Shares on such exchange or on The Nasdaq Stock Market, as reported in The Wall Street Journal or other source that the Board deems reliable, or if there is no trading on that date, on the next preceding date on which there were reported share prices; or (ii) if the Shares are traded in the over the counter market, then the Fair Market Value of the Shares shall be the mean of the bid and asked prices on the relevant date for the Shares as reported in The Wall Street Journal or other source that the Board deems reliable (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotations System or the NASD OTC Bulletin Board), or if there is no trading on such date, on the next preceding date on which there were reported share prices; or (iii) in the absence of an established market for the Shares, the Fair Market Value of the Share shall be determined by the Board, in its sole and absolute discretion.

(m) “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(n) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m) of the Code.

(o) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(p) “Option” means any option to purchase Shares (including Restricted Stock, if the Committee so determines) granted pursuant to Section 6 hereof.

(q) “Participant” means an employee, consultant or director of the Company or any of its Affiliates to whom an Award is granted.

(r) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(s) “Plan Effective Date” means the date on which the Company’s Registration Statement Under the Securities Act of 1933, to be filed with the Securities and Exchange Commission on Form S-1, first becomes effective.

(t) “Predecessor Plan” means the Kenexa Corporation Stock Option Plan.

(u) “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 9 hereof.

(v) “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 10 of the Plan.

(w) “SAR” means a share appreciation right granted under the Plan and described in Section 7 hereof.

(x) “Section 409A of the Code” means Section 409A of the Code and any regulations or other Internal Revenue Service guidance issued thereunder.

(y) “Share” means a share of the common stock of the Company, subject to substitution or adjustment as provided in Section 4(d) hereof.

(z) “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

SECTION 3. Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 3 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Any Committee established under this Section 3 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 3 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

The Board will have full authority to grant Awards under this Plan. In particular, subject to the terms of the Plan, the Board will have the authority:

(a) to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 5);

(b) to determine the type of Award to be granted to any person hereunder;

(c) to determine the number of Shares, if any, to be covered by each such Award;

(d) to establish the terms and conditions of each Award Agreement; and

(e) to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 6(d).

The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 4. Shares Subject to the Plan.

(a) Shares Subject to the Plan. The Shares to be subject to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. Subject to this Section 4(a) and subject to adjustment from time to time in accordance with the provisions of Section 4(d), the maximum number of Shares that may be subject initially to Awards under the Plan is [                    ]. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares. Such initial share reserve is comprised of (i) [                    ] Shares, which represents the sum of the number of shares which remained for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Company’s shareholders, plus the number of Shares subject to outstanding options under the Predecessor Plan as of the Plan Effective Date that will only become available if the applicable option expires or is forfeited, or the applicable Shares are withheld, in a manner consistent with Section 4(c) below, plus (ii) an additional increase of [                    ] Shares authorized by the Board on                     , 2005.

(b) Individual Limit. In no event shall the aggregate number of Shares for which any one individual participating in the Plan may be granted Awards for any given year exceed 500,000 Shares.

(c) Effect of the Expiration or Termination of Awards. If and to the extent that an Option, SAR or Restricted Stock Unit expires, terminates or is canceled or forfeited for any reason without the issuance of Shares in respect thereof, the Shares associated with that Option, SAR or Restricted Stock Unit will again become available for grant under the Plan. Similarly, if and to the extent any Restricted Stock is canceled, forfeited or repurchased for any reason, or if any Share is withheld pursuant to Section 16(d) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan. Finally, if any Share subject to an Option is withheld by the Company in satisfaction of the exercise price payable upon exercise of that Option, that Share will again become available for grant under the Plan.

(d) Other Adjustment. In the event of any recapitalization, stock split or combination, stock dividend or other similar event or transaction affecting the Shares, the Board may, subject to any action by the Company’s shareholders required under applicable state law or the Company’s bylaws, make equitable substitutions or adjustments, in its sole and absolute discretion, to the aggregate number, type and issuer of the securities reserved for issuance under the Plan, to the number, type and issuer of Shares subject to outstanding Options and SARs, to the exercise price of outstanding Options or SARs, to the number, type and issuer of Restricted Stock outstanding under the Plan and to the number of Restricted Stock Units outstanding under the Plan and/or the type of securities referenced for determining payment in respect thereof.

(e) Change in Control. Notwithstanding anything to the contrary set forth in this Plan, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i) cause any or all outstanding Options and SARs held by Participants affected by the Change in Control to become fully vested and immediately exercisable, in whole or in part;

(ii) cause any or all outstanding Restricted Stock held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part;

(iii) cancel any Option held by a Participant affected by the Change in Control in exchange for an option to purchase common stock of any successor corporation, which new option satisfies the requirements of Treas. Reg. §1.425-1(a)(4)(i) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option);

(iv) to the extent permitted by Section 409A of the Code, cancel any SAR held by a Participant affected by the Change in Control in exchange for an SAR with respect to a number of shares of the common stock of any successor corporation, and with an exercise price, determined in a manner consistent with the requirements set forth in Treas. Reg. §1.425-1(a)(4)(i);

(v) cancel any or all Restricted Stock or Restricted Stock Units held by Participants affected by the Change in Control in exchange for restricted stock of or restricted stock units in respect of the common stock of any successor corporation;

(vi) redeem any or all Restricted Stock held by Participants affected by the Change in Control for cash and/or other substitute consideration with a value equal to the (a) the number of Restricted Stock to be redeemed multiplied by (b) the Fair Market Value of an unrestricted Share on the date of the Change in Control;

(vii) cancel any Option or, to the extent that the Change in Control also qualifies as a “Change in Control Event” described in Q&A-11 of IRS Notice 2005-1, any SAR, held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (a) the number of Shares subject to that Option or SAR, multiplied by (b) the difference between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or SAR; and/or

(viii) to the extent that the Change in Control also qualifies as a “Change in Control Event” described in Q&A-11 of IRS Notice 2005-1, cancel any Restricted Stock Unit held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (a) the number of Restricted Stock Units, multiplied by (b) the Fair Market Value per Share on the date of the Change in Control.

SECTION 5. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 6. Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Without limiting the generality of Section 4(a), any number of the maximum number of Shares provided for in Section 4(a) may be subject to Incentive Stock Options or Non-Qualified Options or any combination thereof.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(a) Option Price. The exercise price per Share purchasable under a Non-Qualified Stock Option will be determined by the Board. The exercise price per Share of any Option will be not less than 100% of the Fair Market Value of a Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b) Option Term. The term of each Option will be fixed by the Board, but no Incentive Stock Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

(c) Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant. If the Board provides, in its discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board determines, in its sole and absolute discretion.

(d) Method of Exercise. Subject to the exercisability provisions of Section 6(c), the termination provisions set forth in Section 8 and the applicable Award Agreement, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased. Such notice must be accompanied by executed copies of any stock purchase, stock restriction, shareholder or other agreement required by the Board in its sole and absolute discretion and by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made (i) in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised and/or (ii) to the extent the Option is exercised for vested shares, through a special sale and remittance procedure described below; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment by either of the foregoing methods may be authorized only at the time the Option is granted. In order to use the “special sale and remittance procedure” mentioned in the preceding sentence, a Participant must concurrently provide irrevocable written instructions (A)

to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a shareholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 16(a) hereof.

(e) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f) Termination of Employment. Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 8 with respect to exercise upon or following termination of employment.

(g) Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Non-Qualified Stock Option, no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.

SECTION 7. Stock Appreciation Rights.

(a) Grant. The Board may only grant an SAR to the extent such SAR would comply with the limitations of Section 409A of the Code. The grant of an SAR provides the holder the right to receive the appreciation in value of Shares between the date of grant and the date of exercise. An SAR may be exercised by a Participant’s giving written notice of intent to exercise to the Company, provided that all or a portion of such SAR has become vested and exercisable as of the date of exercise.

Upon the exercise of an SAR, a Participant will be entitled to receive a number of Shares (as determined by the Board or the Committee), equal to (i) the excess, if any, of (A) the Fair Market Value, as of the date such SAR (or portion of such SAR) is exercised, of the Shares covered by such SAR (or portion of such SAR) over (B) the Fair Market Value of the Shares covered by such SAR (or a portion of such SAR) as of the date such SAR (or a portion of such SAR) was granted, divided by (ii) the Fair Market Value of the Shares upon exercise.

(b) Terms and Conditions. Subject to the terms of Section 409A of the Code, the Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i) Term of SAR. Unless otherwise specified in the Award Agreement, the term of an SAR will be ten years.

(ii) Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant.

(iii) Termination of Service. Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 8 with respect to exercise upon termination of service.

SECTION 8. Termination of Service. Unless otherwise specified with respect to a particular Award, Options or SARs granted hereunder will remain exercisable after termination of service only to the extent specified in this Section 8. Other than as provided in the applicable Award Agreement, any Option or SAR held by a Participant shall immediately terminate upon the Participant’s termination of employment and other service to Company and its Affiliates to the extent the Option or SAR was not exercisable at the time of such termination.

(a) Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

(b) Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.

(c) Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option or SAR not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any. Notwithstanding any other provision of the Plan, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in forfeiture pursuant to this Section 8(c).

(d) Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.

SECTION 9. Restricted Stock.

(a) Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.

(b) Awards and Certificates. The Award Agreement evidencing the grant of any Restricted Stock will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. The purchase price for Restricted Stock may, but need not, be zero.

A share certificate will be issued in connection with each Award of Restricted Stock. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement, the Company’s shareholders’ agreement, if any, or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE KENEXA CORPORATION 2005 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN [THE PARTICIPANT] AND KENEXA CORPORATION (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF KENEXA CORPORATION AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF KENEXA CORPORATION.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Restricted Stock award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c) Restrictions and Conditions. The Restricted Stock awarded pursuant to this Section 9 will be subject to the following restrictions and conditions:

(i) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii) Except as provided in this Paragraph (ii) or Section 9(c)(i), once the Participant has been issued a certificate or certificates for Restricted Stock, the Participant will have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, as determined at the time of award, may permit or require the payment of cash distributions or dividends to be deferred and, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 4 of the Plan. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii) Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Stock which then remain subject to forfeiture will then be forfeited automatically.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock lapse pursuant to Section 4(e)), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 9(b) applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

SECTION 10. Restricted Stock Units. Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate. Each granted Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan. Each granted Restricted Stock Unit shall entitle the Participant to whom it is granted to a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash and/or Shares. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the Award Agreement and shall comply with the limitations set forth in Section 409A of the Code.

SECTION 11. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time. However, except as otherwise provided in Section 4(e) of the Plan, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment within one year (365 days) of its adoption by the Board, by the Company’s shareholders in a manner consistent with the requirements of Section 422(b)(1) of the Code and related regulations would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 4(d)), or (ii) change the persons or class of persons eligible to receive Awards.

SECTION 12. Unfunded Status of Plan. The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards.

SECTION 13. Effective Date of Plan. The Plan was adopted by the Board on March 22, 2005, was approved by the Company’s shareholders on                     , 2005 and will become effective on the Plan Effective Date.

SECTION 14. Term of Plan. The Plan will continue in effect until the earlier of (i) the date on which it is terminated by the Board in accordance with Section 11, and (ii) the date on which no Shares remain available for issuance under the Plan terminated in accordance with Section 11; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date the Plan is adopted, or the Plan Effective Date, whichever is earlier (or, if shareholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the earlier of the date that the amendment is adopted or the date that it is approved by shareholders); but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

SECTION 15. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain shareholders of the Company or other persons required by:

(a) the Company’s Articles of Incorporation (as the same may be amended and/or restated from time to time);

(b) the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

(c) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its shareholders or other persons (as the same may be amended from time to time).

SECTION 16. General Provisions.

(a) Representations. The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Other Compensation. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c) No Right To Continued Service. Neither the adoption of the Plan nor the execution of any document in connection with the Plan will (i) confer upon any person any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment of any of its employees at any time.

(d) Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(e) Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise inconsistent or unenforceable under any applicable law (including, without limitation, Section 409A of the Code), such invalidity, inconsistency or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid, inconsistent or unenforceable provision was not contained herein.

(f) Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

(g) Notices. Any notice to be given to the Company pursuant to the provisions of the Plan will be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant will be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five days after the date of the mailing (which will be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received.